                                                                   EXHIBIT 10.22

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
                   ----------------------------------------



     THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of January 1, 1997, by and between Southern Pacific Thrift and Loan Association (the "Corporation"), a California corporation, and Stephen J. Shugerman, an individual (the "Executive").

                                  WITNESSETH:

     WHEREAS, the Corporation desires to employ the Executive as its President; and

     WHEREAS, Executive has agreed not to compete with Corporation or use any confidential and proprietary business information regarding the business of Corporation to the detriment of Corporation during the term of this Agreement (and thereafter as applicable) in order to induce Corporation to enter into this Agreement and to perform its obligations hereunder; and

     WHEREAS, the Executive desires to accept such employment under the terms and conditions herein stated.

     NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

1. Employment and Term
   -------------------

     (a) Employment - The Corporation hereby offers to employ the Executive as the President of the Corporation on the terms and conditions set forth herein, and the Executive hereby accepts such employment, for the term set forth in
Section 1(b).

     (b) Term - The employment hereunder shall be for a term of five years (the "Term") commencing on January 1, 1997 and terminating on December 31, 2002 (the "Expiration Date"), provided that such term may be extended if authorized by the Board and evidenced by a written agreement signed by the Chairman of the Corporation and the Executive.

2. Duties
   ------

     During his Term, the Executive shall serve as President of the Corporation and shall have all powers and duties consistent with such position subject to the direction of the Chairman of the Corporation, to whom the Executive shall report. The Executive shall devote his full time and attention and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder.

3. Compensation
   ------------

      (a) Base Salary - For services performed by the Executive for the Corporation pursuant to this Agreement during his Term, the Corporation shall pay the Executive a base salary ("Base Salary") at the rate of $250,000 per year, payable twice each month in the amount of $10,416.67 on the 15th day and last day of each month, or in accordance with the Corporation's regular payroll practices. Any compensation which may be paid to the Executive under any additional compensation plan of the Corporation, or which may be otherwise authorized from time to time by the Board, shall be in addition to the Base Salary to which the Executive shall be entitled under this Agreement.

      (b) Annual Bonus - For each full year during his Term, commencing on January 1, 1997, the Executive shall be eligible to receive a cash bonus based on the Corporation's achievement of certain financial and business goals established at the beginning of such year by the Chairman of the Corporation. For calendar year 1997, and until changed by the Chairman, the annual cash bonus award shall be determined on the basis of the performance of three components, namely, Imperial Credit Industries, Inc.'s earnings per share and two qualitative measures of the Corporation's performance. Depending on the results of each component, the Executive's cash bonus will range from $0 to $500,000, as follows:

          (i) Earnings per share - If Imperial Credit Industries Inc.'s earnings per share are less than $1.25 for the calendar year, no cash bonus shall be paid for this component. If earnings per share are from $1.25 to $1.50, the cash bonus shall be $50,000 for this component; if from $1.50 to $1.75, $100,000; and, if $1.75 or more, $167,000;

          (ii) Qualitative Objective No. 1 - If Southern Pacific Thrift and Loan Association's existing Memorandum of Understanding with the Federal Deposit Insurance Corporation and the California Department of Corporations is augmented with additional corrective measures following the 1997 examination or more severe agency actions are taken, no cash bonus shall be paid for this component. If the Memorandum of Understanding remains in effect without substantive change as a result of the 1997 safety and soundness examination to the date of the 1998 examination, the cash bonus shall be $50,000 for this component. If the corrective measures required to be taken under the Memorandum of Understanding are materially reduced in scope as a result of the 1997 examination, the cash bonus shall be $100,000 for this component. If the Memorandum of Understanding is removed entirely as a result of the 1997 examination or at any time prior to the 1998 safety and soundness examination, the cash bonus shall be $167,000 for this component;

          (iii) Qualitative Objective No. 2 - If Southern Pacific Thrift and Loan Association's 1997 safety and soundness examination rating is below the composite rating of the prior year's safety and soundness examination, no cash bonus shall be paid for this component. If the safety and soundness examination rating equals the composite rating for the prior year, then the cash bonus shall be $50,000 for this component. If the safety and soundness examination rating is maintained at the prior year's level but with significant substantive improvements noted in the report of examination, the cash bonus shall be $100,000 for this component. If the 1997 safety and soundness examination rating is improved from the prior year, the cash bonus shall be $167,000 for this component.

       The bonus payable for any calendar year shall be paid to the Executive no later than the 15th day of April of the following year. This annual bonus arrangement shall be in lieu of the Executive's participation in any other cash bonus or cash incentive plan or arrangement of the Corporation; provided, however, that the foregoing shall not preclude the Executive from participating in any equity or equity-based compensation program of the Corporation, and the bonus program set forth herein may be replaced with a different program approved by the Chairman and agreed with the Executive.

       (c) Equity - The Executive shall be eligible to receive grants of common stock of Imperial Credit Industries, Inc. under the 1996 Stock Option Plan (the "Plan") and any successor or addition thereto, in the sole discretion of the Board-appointed committee which administers the Plan.

       (d) Tax Withholding - The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state and local law with respect to any payment in cash, shares of capital stock or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (i) withhold such taxes from any cash payments owing from the Corporation to the Executive, including any payments owing under any other provision of the Agreement, (ii) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding or (iii) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

4.  Benefits
    --------

       In addition to the Base Salary to be paid to the Executive pursuant to
Section 3(a) hereof and any annual bonuses earned by, and discretionary grants of common stock awarded to, the Executive pursuant to Sections 3(b) and 3(c) hereof, the Executive shall also be entitled to the following:

       (a) Participation in Insurance and Healthcare Benefit Plans - Except as otherwise expressly provided herein, the Executive and his dependents shall be enrolled in the Corporation's insurance and healthcare benefit group plans in accordance with established Corporation policies.

       (b) Participation in the Corporation's 401(k) Plan - The Executive shall be entitled to participate in the Corporation's 401(k) Plan in accordance with established Corporation policies.

       (c) Expense Reimbursement - The Corporation shall reimburse the Executive, upon proper accounting, for reasonable business expenses incurred by him in the course of the performance of his duties under this Agreement.

       (d) Vacations, Holidays, Absences and Leaves - The Executive shall be entitled to the benefit of the vacation, holiday, absence and leave policies applicable to all employees of comparable title or status in the Corporation.

       (e) Automobile Allowance - The Corporation shall pay the Executive a monthly automobile allowance of $900, to be applied in the Executive's discretion. The Corporation shall not provide the Executive any vehicles, insurance or the cost of any maintenance hereunder.

       (f)  Proration of Benefits - Any payments or benefits pursuant to this
Section 4, in any year during which the Executive is employed by the Corporation for less than the entire year, shall, unless otherwise provided herein or in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which the Executive is employed by the Corporation.

5. Indemnification
   ---------------

       The Executive shall be entitled to the maximum indemnification provided by the Bylaws and the Articles of Incorporation of the Corporation for officers, directors and employees of the Corporation. The Executive's rights under this paragraph shall continue without time limit so long as he may be subject to any such liability, whether or not the Executive's term of employment by the Corporation may have ended.

6. Representations and Warranties of the Executive
   -----------------------------------------------

       The Executive hereby represents and warrants to the Corporation that (a) the Executive's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Executive is a party or by which he is bound, and (b) there are no agreements or understandings that would make unlawful the Executive's execution or delivery of this Agreement or his employment hereunder.

7. Representations and Warranties of the Corporation
   -------------------------------------------------

       The Corporation hereby represents and warrants to the Executive as follows:

       (a) The Corporation is duly organized and established as a corporation under the laws of the State of California and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will neither violate nor be in conflict with any agreement or instrument to which the Corporation is a party or by which it is bound.

       (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Corporation and are valid, legal and binding obligations of the Corporation, enforceable in accordance with their terms except as may be limited by laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and rules of law governing specific performance, injunctive relief or other equitable remedies.

8. Termination
   -----------

       Executive's employment shall terminate prior to the Expiration Date upon the happening of any of the following events:

       A. For Cause
          ---------

          The Executive may be terminated for Cause immediately upon receipt of notice pursuant to a good faith determination to terminate for Cause made by a majority of the Board. For purposes of this Agreement, "Cause" means:

       (1) the Executive engages in any act of theft, embezzlement, falsification of records, misappropriation of funds or property, or fraud against, or with respect to the business of, the Corporation or any affiliate;

       (2) current use of illegal drugs on or off the job or current addiction to alcohol, unless the Executive voluntarily requests accommodation for rehabilitation before such time as the Corporation notifies the Executive that it suspects the Executive's use of illegal drugs or addiction to alcohol;

       (3) the Executive commits a breach of any material term of this Agreement or any other material legal obligation to the Corporation and, if such breach is capable of being cured, fails to cure such breach within 30 days of notice of such breach;

       (4) the Executive is convicted of, or pleads guilty or nolo contendere to a felony or a crime involving moral turpitude, breach of trust or dishonesty;

       (5) the Executive commits any act that causes, or knowingly fails to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Corporation or any of its affiliates; however, this shall not apply to any act of the Corporation or its affiliates by any other employee thereof except to the extent that such act is committed at the direction, or with the knowledge, of the Executive; or

       (6) the Executive ceases to devote his full time and attention and best efforts to his duties hereunder.

       B.  Good Reason (by the Executive)
           ------------------------------

       The Executive's employment may be terminated by the Executive at any time for any of the following reasons (each of which is referred to herein as "Good Reason") by giving the Corporation notice of the effective date of such termination (which effective date may be the date of such notice):

       (1) the Corporation commits a breach of any material term of this Agreement and, if such breach is capable of being cured, fails to cure such breach within 30 days of receipt of notice of such breach; or

       (2) the Corporation removes the Executive from the position of President of the Corporation, other than for Cause.

       C.  Executive's Rights to Terminate
           -------------------------------

       The Executive may, at his option, terminate his employment hereunder for any reason upon 60 days prior written notice to the Corporation.

       D.  Death
           -----

       This Agreement shall terminate automatically upon the Executive's death.

       E.  Disability
           ----------

       The Corporation may terminate the Executive's employment upon a good faith determination by the Board that Executive has become so physically or mentally disabled as to be incapable of satisfactorily performing his duties hereunder for a period of 180 consecutive days, such determination to be based upon a certificate as to such physical or mental disability issued by a licensed physician or psychiatrist employed by the Corporation.

       F.  Without Cause
           -------------

       The Corporation may, at its option, terminate the Executive's employment without Cause at any time upon written notice to the Executive.

       G.  Date of Termination
           -------------------

       For purposes of this Agreement, the term "Date of Termination" shall mean the later of the date that any party gives written notice that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such notice as the effective date of termination.

9.  Obligations of the Corporation Upon Termination
    -----------------------------------------------

          (a) Cause -- If the Executive's employment shall be terminated for Cause, the Corporation's obligations to the Executive shall terminate, other than the obligation (i) to pay to the Executive his Base Salary through the Date of Termination at the rate in effect on the day preceding the Date of Termination, and (ii) to continue to provide the Executive with benefits of the type described in Section 4 through the Date of Termination.

          (b) Voluntary -- If the Executive terminates his employment for other than Good Reason (a "Voluntary Termination"), this Agreement shall terminate without further obligation to the Executive hereunder, other than the obligation
(i) to pay the Executive his Base Salary through the Date of Termination at the rate in effect on the day preceding the Date of Termination and any previously awarded but not yet paid cash bonus; and (ii) to continue to provide the Executive with benefits of the type described in Section 4 through the Date of Termination.

          (c) Without Cause or for Good Reason -- If the Corporation shall terminate the Executive's employment without Cause, or if the Executive shall
                                     -------
terminate his employment for Good Reason, the Corporation shall (i) continue in accordance with the Corporation's normal payroll procedures to pay the Executive his Base Salary through the Date of Termination and the pro rata portion of any cash bonus award the Executive would be entitled to receive as of year end, (ii) continue to provide the Executive with benefits of the type described in Section 4 through the Expiration Date and (iii) pay the Severance Amount to the Executive pro rata from the Date of Termination to the end of that month and thereafter as of the first day of each month commencing with the month immediately following the month in which the Date of Termination occurs and ending on the Expiration Date; provided, however, that payment of the Severance Amount shall be suspended during any period in which the Executive is an employee or independent contractor of a companay that in the Board's opinion competes with the Corporation.

          "Severance Amount" shall mean an amount, calculated as of the day preceding the Date of Termination, which is the monthly equivalent of a $250,000 annual compensation benefit reduced by the actuarial equivalent of the Executive's projected primary Social Security benefit. If the Executive resigns for Good Reason prior to the first anniversary of the date of this Agreement, the Severance Amount shall equal 50% of the monthly amount calculated as described in the immediately preceding sentence. In the event Executive becomes an employee or independent contractor of another company following the first anniversary of the date of this Agreement and Executive is compensated at an annual rate that is less than $250,000, the Severance Amount shall be adjusted to equal the annual rate of $250,000 minus the Executive's annual compensation pro rated at his new employer. No Severance Amount shall be paid if the Executive's total annual cash compensation at his new employer exceeds the amount calculated in the first sentence of this paragraph.

10.  Non-Competition
     ---------------

          The Executive acknowledges and recognizes the highly competitive nature of the business of the Corporation and its affiliates as well as his extensive participation in the ownership of the common stock of the Corporation. The Executive accordingly agrees, until the third anniversary of the Executive's termination or resignation of employment (such date being hereafter referred to as the "Restricted Date"), as follows:

       (a) The Executive will not directly or indirectly engage (as owner, stockholder, partner or otherwise, except as a holder of fewer than 5% of the outstanding shares or other equity interests of a company whose shares or other equity interests are publicly traded) in any business which directly or indirectly competes with the business of the Corporation or any of its affiliates within the same jurisdictions in which the Corporation or any of its affiliates engages in business at the time of the Executive's termination or resignation, as the case may be.

       (b) The Executive will not directly or indirectly induce any employee of the Corporation or any of its affiliates to engage in any activity in which the Executive is prohibited from engaging by paragraph (a) above or to terminate his employment with the Corporation or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Corporation or any of its affiliates unless such person shall have been terminated without cause or ceased to be employed by any such entity for a period of at least 12 months.

       (c) The executive will not make any statement or take any action intended to impair the goodwill or the business reputation of the Corporation or any of its affiliates, or to be otherwise detrimental to the interests of the Corporation or any of its affiliates, including any action or statement intended, directly or indirectly, to benefit a competitor of the Corporation or any of its affiliates.

       (d) It is expressly understood and agreed that although the Executive and the Corporation consider the restrictions contained in this Section 10 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

11.  Proprietary Information
     -----------------------

       Through the Restricted Date, the Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit on any person, firm, association or company other than the Corporation, any Proprietary Information. "Proprietary Information" means information relating to the properties, prospects, products, services or operations of the Corporation or any direct or indirect affiliate thereof that is not generally known, is proprietary to the Corporation or such affiliate and is made known to the Executive or learned or acquired by the Executive while in the employ of the Corporation, including, without limitation, information concerning trade secrets of the Corporation, or any of the Corporation's affiliates and any improvements relating to the products of the Corporation in accounting, marketing, selling, leasing, financing and other business methods and techniques. However, Proprietary Information shall not include (A) at the time of disclosure to the Executive such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein; or (B) subsequent to disclosure to the Executive, Executive received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein. All materials or articles of information of any kind furnished to the Executive by the Corporation or developed by the Executive in the course of his employment hereunder are and shall remain the sole property of the Corporation; and if the Corporation requests the return of such information at any time during, upon or after the termination of the Executive's employment hereunder, the Executive shall immediately deliver the same to the Corporation.

12. Ownership of Proprietary Information
    ------------------------------------

       The Executive agrees that all Proprietary Information shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all licenses and other rights in connection with such Proprietary Information. At all times, until the Restricted Date, the Executive will keep in the strictest confidence and trust all Proprietary Information and will not use or disclose such Proprietary Information, or anything relating to such information, without the prior written consent of the Corporation, except as may be necessary in the ordinary course of performing his duties under this Agreement.

13. Documents and Other Property
    ----------------------------

       All materials and articles of information of any kind furnished to the Executive in the course of his employment hereunder are and shall remain the sole property of the Corporation; and if the Corporation requests the return of such information at any time during, upon or after the termination of the Executive's employment hereunder, the Executive shall immediately deliver the same to the Corporation. The Executive will not, without the prior written consent of the Corporation, retain any documents, data or property, or any reproduction thereof of any description, belonging to the Corporation or pertaining to any Proprietary Information.

14. Third Party Information
    -----------------------

       The Corporation from time to time receives from third parties confidential or proprietary information subject to a duty on the Corporation's part to maintain the confidentiality of such information and to use it only for certain limited purposes ("Third Party Information"). At all times the Executive will hold Third Party Information in the strictest confidence and will not disclose or use Third Party Information except as permitted by the agreement between the Corporation and such third party.

15.  INTELLECTUAL PROPERTY
     ---------------------

         Any and all products, including but not limited to marketing and financing materials and methods ("Products") made, developed or created by the Executive (whether at the request or suggestion of the Corporation or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) (i) during the period of this Agreement, or (ii) within a a period of one year after the date of termination or resignation of employment hereunder, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by any member of the Corporation, shall be promptly and fully disclosed by the Executive to the members of the Board and, if such intellectual property was made, developed or created other than pursuant to the Executive's employment hereunder, the Executive shall grant the Corporation a perpetual, royalty free license to such intellectual property, and if such intellectual property was made, developed or created pursuant to the Executive's employment hereunder, such intellectual property shall be the Corporation's exclusive property as against the Executive, and the Executive shall promptly deliver to an appropriate representative of the Corporation as designated by the Board all papers, drawings, models, data and other material relating to any invention made, developed or creted by him as aforesaid. The Executive shall, at the request of the Corporation and without any payment therefor, execute any documents necessary or advisable in the opinion of the Corporation's counsel or direct issuance of patents or copyrights to the Corporation with respect to such Products as are to be the Corporation's exclusive property as against the Executive or to vest in the Corporation title to such Products as against the Executive. The expense of securing any such patent or copyright shall be borne by the Corporation.

16.  CUSTOMER LISTS
     --------------

         The Executive will not during, or for a period of three years after termination of, his employment (i) disclose the Corporation's (including its subsidiaries') customer lists or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever,
(ii) assist in obtaining any of the Corporation's (including its subsidiaries') existing customers for any competing business, or (iii) encourage any customer to terminate its relationship with the Corporation or any of its subsidiaries.

17.  EQUITABLE RELIEF
     ----------------

         The Executive acknowledges that, in view of the nature of the business in which the Corporation is engaged, the restrictions contained in Sections 10 through 16 inclusive (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Corporation, and that any violation thereof would result in irreparable injuries to the Corporation, and the Executive therefore further acknowledges that, if the Executive violates, or threatens to violate, any of the Restrictions, the Corporation shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Corporation may be entitled.

18.  BINDING EFFECT
     --------------

         This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law and such successor shall be deemed the "Corporation" for purposes of this Agreement.

19.  NOTICES
     -------

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or sent by facsimile transmission with telephonic confirmation of receipt, or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:


         (a) if to the Board or the Corporation, to:

             Imperial Credit Industries, Inc.
             Building One, Suite 240
             23550 Hawthorne Boulevard
             Torrance, California 90505
             Attention: General Counsel

         (b) if to the Executive, to:

             Stephen J. Shugerman
             20537 Cheney Drive
             Topanga, CA 90290

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

20. Arbitration of All Disputes
    ---------------------------

       (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Los Angeles in accordance with the laws of the State of California by one arbitrator. If the parties cannot agree on the appointment of an arbitrator, then the arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of an arbitrator which shall be as provided in this Paragraph 20. The cost of any arbitration proceeding hereunder shall be borne equally by the Corporation and the Executive. The award of the arbitrator shall be binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

       (b) If it shall be necessary or desirable for the Executive to retain legal counsel and incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantialy prevails in the enforcement of such rights, the Corporation shall pay (or the Executive shall be entitled to recover from the Corporation, as the case may be) the Executive's reasonable attorney's fees and costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award.

21. No Assignment
    -------------

       Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

22. Execution in Counterparts
    -------------------------

       This Agreement may be executed by the parties hereto in two counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

23. Jurisdiction and Governing Law
    ------------------------------

       This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of California, without reference to its conflict of laws provisions.

24. Severability
    ------------

       If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

25.  Entire Agreement
     ----------------

         This Agreement embodies the entire agreement of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

26.  Headings Descriptive
     --------------------

         The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


SOUTHERN PACIFIC
THRIFT & LOAN ASSOCIATION                        EXECUTIVE



By:/s/ H. Wayne Snavely                          By: /s/ Stephen J. Shugerman
   ---------------------                             ------------------------
Name:  H. Wayne Snavely                          Name:  Stephen J. Shugerman
Title: Chairman                                  Title: President